SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 3, 2009

STATION CASINOS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-21640	88-0136443
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1505 South Pavilion Center Drive, Las Vegas, Nevada		89135
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 495-3000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01.  Other Events.

On March 3, 2009, Station Casinos, Inc. (the “Company”) announced that it elected not to make a scheduled $24.1 million interest payment that was due on March 1, 2009 to holders of the Company’s $700 million 6 7/8% Senior Subordinated Notes due 2016 (the “2016 Subordinated Notes”).  The grace period with respect to the payment of interest on the 2016 Subordinated Notes ends on March 31, 2009.

As announced yesterday, the Company has entered into forbearance agreements with its bondholders and senior lenders with respect to specified defaults and events of default, including the failure to make the March 1, 2009 interest payment on the 2016 Subordinated Notes.  Pursuant to the terms of the forbearance agreements, the bondholders and senior lenders party thereto have agreed not to exercise remedies with respect to the specified events of default, including the failure to make the March 1, 2009 interest payment on the 2016 Subordinated Notes, before April 15, 2009, unless the forbearance agreements are terminated earlier pursuant to the terms thereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Station Casinos, Inc.

Date: March 3, 2009	By:	/s/ Thomas M. Friel
Thomas M. Friel
Executive Vice President, Chief Accounting Officer and Treasurer